Exhibit 99.B(i)(2)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

October 28, 2016

Victory Portfolios
4900 Tiedeman Road, 4th Floor
Brooklyn, Ohio 44144

Re:	Victory Portfolios
Post-Effective Amendment No. 144
File No. 33-8982; ICA No. 811-4852

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 144 to Registration Statement No. 33-8982.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP